SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2008

ZAGG Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-52211	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 263-0699

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement.

On March 11, 2008 ZAGG Incorporated entered into an agreement to fund a bridge loan (the “Bridge Loan”) of up to $500,000 to Brighton Partners, LLC. The purpose of the secured loan is to fund the development of a superhero series created by Stan Lee and POW! Entertainment, Inc. in partnership with Brighton Partners, LLC, with the hope that ZAGG will benefit from the marketing exposure and any intellectual property created using ZAGG’s trademarks.

In consideration of the bridge loan, Brighton Partners, LLC executed a secured promissory note with a 3% origination fee and bearing 10% interest for the 90 day term of the note. The loan is collateralized by 100% of the ownership of Brighton until the loan is repaid in full. As part of the transaction, ZAGG entered into a cross-license agreement with Brighton and Pow! Entertainment pursuant to which ZAGG agreed to license its trademarks in exchange for marketing and promotion rights to any property developed under the superhero series that bears ZAGG’s intellectual property. Further under the transaction, we acquired 10% of the membership interest in Brighton. ZAGG will share in the development of the superhero series as a partner of Brighton.

The foregoing description of the Bridge Loan and accompanying agreements does not purport to be complete and is qualified in its entirety by reference to the complete set of documents, which are filed as Exhibits 10.1-10.5 hereto and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.1	Bridge Loan Agreement, dated March 11, 2008
10.2	Secured Promissory Note, dated March 11, 2008
10.3	Security Agreement, dated March 11, 2008
10.4	Cross-License Agreement, dated March 11, 2008
10.5	Option Agreement, dated March 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Incorporated

By:	/ s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer
Date:	March 17, 2008